Exhibit 10.23

Radian Group Inc.

Equity Compensation Plan

Amendment No. 2

WHEREAS, Radian Group Inc. (the “Company”) maintains the Radian Group Inc. Equity Compensation Plan (amended and restated in its entirety effective as of May 9, 2006), as further amended by Amendment to Radian Group Inc. Equity Compensation Plan, dated February 5, 2007 (the “Plan”); and

WHEREAS, the Company, pursuant to the provisions of Section 13(a) of the Plan, has the ability to amend the Plan as provided herein by action of its Board of Directors; and

WHEREAS, the Company desires to make certain amendments to those provisions of the Plan that address (i) the retirement of an optionee under the Plan, and (ii) the post-termination exercise periods for stock options granted under the Plan in the future.

NOW, THEREFORE, the Plan is hereby amended, effective November 6, 2007, in the following respects:

1. Section 5(d) of the Plan (“Vesting of Options and Restrictions on Shares”) is hereby amended as follows:

(a)	Clause (i) of the current penultimate sentence of Section 5(d) is hereby deleted in its entirety and is replaced by the following:

“(i) the Grantee’s retirement (as defined below),”

(b)	The following sentence is added at the end of Section 5(d) of the Plan:

“For purposes of this Plan and any Grant Letter: (1) the term “retirement” applies only to a Grantee who is an employee of the Company or an Affiliate, or a non-employee member of the Board, and with respect to an employee shall mean either (A) separation from service following the Grantee’s attainment of age 65 and the completion of at least 5 years of credited service, or (B) separation from service following the Grantee’s attainment of age 55 and the completion of at least 10 years of credited service; (2) with respect to a Grantee who is a non-employee member of the Board, the term “retirement” shall mean such Grantee’s voluntary departure from the Board at any time; and (3) for the avoidance of doubt, any provisions of the Plan or any Grant Letter that refer to either “normal” or “early” retirement shall be deemed to mean “retirement” as defined in clause (1) above.”

2. Section 5(f) of the Plan (“Termination of Employment, Retirement, Disability or Death”) is hereby amended as follows:

(a)	The last sentence of Section 5(f)(1) of the Plan is hereby deleted in its entirety and is replaced by the following sentence:

“Notwithstanding the provisions of clause (A) above, in the case of any Stock Option granted on or after November 6, 2007, if the Grantee of such a Stock Option is an employee and ceases to be an Eligible Participant as a result of his or her involuntary termination of employment by the Company without Cause (as defined below), any such Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised by the Grantee within one year after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than one year, specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period.”

(b)	The following Sections 5(f)(3) and (4) are hereby added following Section 5(f)(2) of the Plan:

“(3) For the avoidance of doubt, the shares of Common Stock as to which a Stock Option is exercisable upon the happening of any event specified in this Section 5(f) shall include any shares as to which vesting shall have been accelerated by operation of Section 5(d).

(4) The term “Cause,” when used herein in connection with the termination of a Grantee’s employment with the Company, shall mean the Grantee’s misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of the Grantee’s duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries taken as a whole or, where Grantee’s professional efforts are principally on behalf of a single subsidiary of the Company, a material adverse effect on the business, operations, assets, properties or financial condition of such subsidiary.”

3. Section 13(c) of the Plan (“Termination and Amendment of Outstanding Grants”) is hereby amended by appending the following proviso to the end of the first sentence of subsection (1) thereof (“General”):

“; provided, however, that an amendment of the Plan or of the Grant that merely accelerates the vesting or extends the post-termination exercise period of the Grant shall become effective without the consent of the Grantee.”

4. In all other respects, the terms and provisions of the Plan shall remain unmodified and in full force and effect.

ADOPTED AND EFFECTIVE as of the approval of this Amendment No. 2 by the Board of Directors of the Company as of this 6th day of November, 2007.

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